EASTERN UTILITIES ASSOCIATES EMPLOYEES' SAVINGS PLAN
FIRST AMENDMENT TO THE 1989 RESTATED PLAN


WHEREAS, Eastern Utilities Associated (the "Employer") previously adopted the Eastern Utilities Associates Employees' Savings Plan (the "Plan") effective January 1, 1982;

WHEREAS, the Employer amended and restated the Plan effective January 1, 1989;

WHEREAS, TransCapacity Limited Partnership has become an Affiliated Employer under Section 1.2 of the Plan;

WHEREAS, EUA has reserved the right to amend the Plan from time to time under
Section 13.2 of the Plan;

NOW THEREFORE, in accordance with and pursuant to the foregoing, the Plan is amended, effective July 1, 1995, as follows:

1. Section 1.30 of the Plan is hereby amended by deleting the same in its entirety and by substituting therefore the following:

   1.30 "Participating Employers" shall mean the Employer and any other Affiliated Employer which has elected to participate in the Plan pursuant to the provisions under Article XVI.

2. Section 2.1 of the Plan is hereby amended by adding the following paragraph
   (h) thereto:

   (h) Notwithstanding paragraph (b) above, an Employee who was an employee of TransCapacity Limited Partnership after December 31, 1994 who are not otherwise ineligible to participate in the Plan under Paragraphs (a),
       (c), (d), (e) or (f) of this Section 2.1 shall become Eligible Employees after completing three months of Service following December 31, 1994, but in no event earlier than July 1, 1995.

3. Section 4.1 of the Plan is hereby amended by adding the following sentence at the end of the first paragraph of such section:

   Notwithstanding anything to the contrary in this Article IV, TransCapacity Limited Partnership shall not make a Matching Contribution on behalf of each of its Participants under the Plan who make a Pre-Tax Participant Contribution.

4. A new Article XVI is added to the plan as follows:

ARTICLE XVI         PARTICIPATING EMPLOYERS

16.1 Adoption of Plan by a Participating Employer.

   Any Affiliated Employer, whether or not presently existing, may adopt the Plan with respect to all or some of its employees after the Board authorizes the participation of such employer in the Plan. The Board authorization shall set forth the date on which the Affiliated Employer may begin to participate in the Plan and any special restrictions or requirements applicable to the Affiliated Employer's participation in the Plan. An Affiliated Employer becomes a Participating Employer under the Plan following such authorization by appropriate action of its board of directors (or noncorporate counterpart) to adopt the Plan.

16.2 Plan Provisions Applicable to Participating Employer. The provisions of the Plan shall apply equally to each Participating Employer and its Employees except as specifically set forth in the Plan.

16.3 Termination of Participation in the Plan.

    (a) Any Participating Employer may terminate its participation in the Plan as provided in Section 13.3 of the Plan.

    (b) The Board may, in its sole discretion, terminate a Participating Employer's participation in the Plan at any time without consent or approval of such employer.

16.4 Single Plan. For purposes of the Code and ERISA, the Plan as adopted by the Participating Employer shall constitute a single plan rather than a separate plan of each Participating Employer. All assets in the Trust Fund shall be available to pay benefits to all Participants and their Beneficiaries.

IN WITNESS WHEREOF, the Employer has caused this instrument to be executed and delivered on behalf by the undersigned on this 30th day of November, 1995.


                                                 EASTERN UTILITIES ASSOCIATES

                                                 By /s/ John R. Stevens
                                                    John R. Stevens
                                                    Its President

ATTEST:

/s/ Clifford J. Hebert, Jr.
Clifford J. Hebert, Jr.
Secretary

(CORPORATE SEAL)